UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2012

NET PROFITS TEN INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54694	77-0716386
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

7956 Gen Luna Street, Quiapo Metro,
Manila, Philippines	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (209) 694-4885

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective November 8, 2012, Net Profits Ten, Inc. (the “Company”) amended its Articles of Incorporation to increase its authorized shares of common stock from 100,000,000 to 500,000,000. The Certificate of Amendment to the Company’s Articles of Incorporation increasing the authorized common stock is filed herewith as Exhibit 3.1 and incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01      Other Events.

     The Company’s Board of Directors previously approved a stock dividend of 180 shares of common stock of the Company for each share of common stock issued and outstanding, subject to necessary regulatory processing and approval by the Financial Industry Regulatory Authority (“FINRA”). The Company has received approval from FINRA to proceed with the stock dividend on November 8, 2012. In accordance with the proposed stock dividend, the Company issued a dividend of 180 shares of common stock of the Company for each share of common stock issued and outstanding as of the record date of November 8, 2012 (the “Stock Dividend”). The payment date for the Stock Dividend is November 8, 2012.

     The Stock Dividend will increase the number of the Company’s issued and outstanding common stock to 146,668,825, from the current 810,325. The Stock Dividend will not affect the number of the Company’s authorized common stock or its par value, which remain at 500,000,000 and $0.0001 par value per share, respectively.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NET PROFITS TEN INC.

Date: November 8, 2012	By:	/s/ Marlon Liam
Marlon Liam
President and Director